EXHIBIT 10.2

                    LIFESMART NUTRITION, INC.

               1999 NON-QUALIFIED STOCK OPTION PLAN

     1. PURPOSE. The purpose of this 1999 Non-Qualified Option Plan (the "Plan") is to assist LifeSmart Nutrition, Inc. (the "Company") and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, Directors and independent contractors enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with incentives to expend their maximum efforts in the creation of stockholder value.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in
Section 1 hereof.

          (a) "Award" means any Option granted to a Participant under the Plan.

          (b) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Board to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (c)"Board" means the Company's Board of Directors.

          (d) "Change in Control" means Change in Control as defined with related terms in Section 8 of the Plan.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (f) "Corporate Transaction" means a transaction as defined in
Section 8(b) of the Plan.

          (g) "Director" means a member of the Board.

          (h) "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Board.

          (i) "Effective Date" means the effective date of the Plan, which shall be June 30, 1999.

          (j) "Eligible Person" means each executive officer of the Company(as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any subsidiary, and independent contractors with the Company or any subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

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          (l) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

          (m) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Board or under procedures established by the Board.

          (n) "Incumbent Board" means the Board as defined in Section 9(b) of the Plan.

          (o) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any subsidiary, and who meets the definition of a Non-Employee Director described in Rule 16b-3.

          (p) "Option" means a right granted to a Participant under Section
(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

          (q) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (r) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

          (s) "Retire" or "Retirement" means termination of service as a Director after having attained at least age 62 and having served as a Director for at least 5 years, other than by reason of death, Disability or the Director's willful misconduct or negligence.

          (t) "Rule 16b-3" and "Rule 16a-l(c)(3)" means Rule 16b-3 and Rule 16a-l(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act.

          (u) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
Section 9(c) hereof.

    3.     ADMINISTRATION.

          (a) AUTHORITY OF THE BOARD. The Plan shall be administered by the Board. The Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Board may deem necessary or advisable for the administration of the Plan.

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          (b) MANNER OF EXERCISE OF BOARD AUTHORITY.  The Board shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 9(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Board, and the taking of any action by the Board, shall not be construed as limiting any power or authority of the Board. The Board may delegate to officers or managers of the Company or any subsidiary, or Boards thereof, the authority, subject to such terms as the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to
Section 16 of the Exchange Act, to perform such other functions as the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Board as the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law. The Board may appoint agents to assist it in administering the Plan.

          (c) LIMITATION OF LIABILITY. The Board and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer other officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Board and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Board shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. STOCK SUBJECT TO PLAN; OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided in Section 9(c) hereof, the total number of shares of Stock that may be subject to the granting of Awards under the Plan at any point in time during the term of the Plan shall be equal to 2,600,000 shares. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The three (3) option agreements granted by the Company on or before June 30, 1999 which cover a total of 85,000 shares shall be deemed to be granted pursuant to this Plan, and shall reduce the number of shares available under the Plan as of June 30, 1999 to 2,515,000 shares.

     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 800,000 shares of Stock, subject to adjustment as provided in Section 9(c),in the aggregate under this Plan.

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     6.     SPECIFIC TERMS OF AWARDS.

          (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Utah law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

          (b) OPTIONS. The Board is authorized to grant Options to participants on the following terms and conditions:

               (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Board. The exercise price may be less than the Fair Market Value of a share of Stock on the date of grant of such Option.

               (ii) TIME AND METHOD OF EXERCISE. The Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

        7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

          (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or

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in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

          (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Board; provided that in no event shall the term of any Option exceed a period of ten (10) years.

          (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Board shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Board (subject to Section 9(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

     8. CHANGE IN CONTROL.

          (a) EFFECT OF "CHANGE IN CONTROL." In the event of a "Change in Control," as defined in Section 8(b), the following provisions shall apply unless the Board provides otherwise at least fifteen (15) days prior to such Change in Control:

               (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 9(a) hereof;

               (ii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof; and

               (iii) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Board in the Award agreement relating to such Award.

          (b) DEFINITION OF "CHANGE IN CONTROL." A "Change in Control" shall be deemed to have occurred upon:

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               (i) An acquisition by any Person of Beneficial Ownership of the shares of Common Stock of the Company then outstanding (the "Company Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting Securities Outstanding") if such acquisition of Beneficial Ownership results in the Person's Beneficially Owning 50% or more of the Company Common Stock outstanding or 50% or more of the combined voting power of the Company Voting Securities Outstanding; or

               (ii) The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to in this Section 8(b) as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, however, that any merger, consolidation, sale, disposition or other similar transaction to or with one or more Participants or entities controlled by one or more Participants shall not constitute a Corporate Transaction in respect of such Participant(s); or

               (iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 8(b), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; and, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule, or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall in no event be considered as a member of the Incumbent Board.

     Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 8(b), the following shall not constitute a Change in Control for purposes of the Plan: (1) any acquisition by or consummation of a Corporate Transaction with any entity that was a subsidiary of the Company immediately prior to the transaction or an employee benefit plan (or related trust) sponsored or maintained by the Company or an entity that was a subsidiary of the Company immediately prior to the transaction if, immediately after such transaction (including consummation of all related transactions), the surviving entity is controlled by no Person other than such subsidiary, employee benefit plan (or related trust) and/or other Persons who controlled the Company immediately prior to such transaction; or (2) any acquisition or consummation of a Corporate Transaction following which more than 50% of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition

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or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company Common Stock Outstanding and Company Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Company Common Stock Outstanding and Company Voting Securities Outstanding, as the case may be.

     9. GENERAL PROVISIONS.

          (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Board may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

          (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-l(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Board, and to any


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additional terms and conditions deemed necessary or appropriate by the Board.

          (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Board's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

          (d) TAXES. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Board.

          (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

          (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a subsidiary; (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

          (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company, provided that the Board may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Board may specify and in accordance with applicable law.

          (h) NONEXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee or subcommittee thereof to adopt such other incentive arrangements as it may deem desirable.

          (i) FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Utah without giving effect to principles of conflicts of laws, and applicable federal law.

          (k) PLAN EFFECTIVE DATE AND STOCKHOLDER APPROVAL; TERMINATION OF PLAN. The Plan which has been approved by the Board, became effective on the Effective Date, June 30, 1999.

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